Exhibit 1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-16843) of The Carbide/Graphite Group Savings Investment Plan of our report dated July 9, 1999, relating to the financial statements of The Carbide/Graphite Group Savings Investment Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
July 13, 1999